================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [x]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                              ECHELON CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[x]  No fee required.
[_]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(1)(2) of Schedule 14A
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                              ECHELON CORPORATION

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MAY 11, 1999

To the Stockholders:

  Notice is hereby given that the Annual Meeting of Stockholders (the "Annual Meeting") of Echelon Corporation, a Delaware corporation (the "Company"), will be held on Tuesday, May 11, 1999 at 10:00 a.m., local time, at the Company's offices located at 4009 Miranda Avenue, Palo Alto, California 94304 for the following purposes:

  1. To elect two (2) directors to serve for the ensuing year or until their successors are duly elected and qualified.

  2. To ratify the appointment of Arthur Andersen LLP as independent public accountants for the fiscal year ending December 31, 1999.

  3. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

  The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

  Only holders of record of the Company's Common Stock at the close of business on March 31, 1999, the record date, are entitled to notice of and to vote at the Annual Meeting.

  All stockholders are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the Annual Meeting, you are urged to sign and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the Annual Meeting may vote in person even if he or she has returned a proxy.

                                          M. KENNETH OSHMAN
                                          Chairman of the Board, President and
                                          Chief Executive Officer

Palo Alto, California
April 9, 1999

  WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN, DATE AND RETURN
      THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE

                              ECHELON CORPORATION

                               ----------------

                                PROXY STATEMENT
                                      FOR
                      1999 ANNUAL MEETING OF STOCKHOLDERS

                               ----------------

                              PROCEDURAL MATTERS

General

  This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Echelon Corporation (the "Company") for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Tuesday, May 11, 1999 at 10:00 a.m., local time, and at any adjournments thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Company's offices located at 4009 Miranda Avenue, Palo Alto, California 94304. The Company's headquarters is located at 4015 Miranda Avenue, Palo Alto, California 94304, and the telephone number at that location is (650) 855-7400.

  These proxy solicitation materials were mailed on or about April 9, 1999, together with the Company's 1998 Annual Report to Stockholders, to all stockholders entitled to vote at the Annual Meeting.

Record Date

  Stockholders of record at the close of business on March 31, 1999 (the "Record Date") are entitled to notice of and to vote at the meeting. As of the Record Date, 32,715,560 shares of the Company's Common Stock were issued and outstanding. No shares of Preferred Stock were outstanding.

Revocability of Proxies

  Any Proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

Voting Procedures

  Each stockholder is entitled to one vote for each share of Common Stock held on all matters to be voted on by the stockholders. Votes cast in person or by proxy will be tabulated by ChaseMellon Shareholder Services, L.L.C., the Company's transfer agent.

  Upon the execution and return of the enclosed form of proxy, the shares represented thereby will be voted in accordance with the terms of the proxy, unless the proxy is revoked. If no directions are indicated in such proxy, the shares represented thereby will be voted (i) "FOR" the election of each of the Company's nominees as a director and (ii) "FOR" ratification of the appointment of Arthur Andersen LLP as independent public accountants for the Company for the fiscal year ending December 31, 1999.

Quorum; Abstentions; Broker Non-Votes

  A majority of the outstanding shares of Common Stock entitled to vote on the Record Date, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting or any adjournments thereof. Shares that are voted "FOR" or "AGAINST" a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as votes eligible to be cast by the Common Stock present in person or represented by proxy at the meeting and "entitled to vote on the subject matter" (the "Votes Cast") with respect to such matter.

  While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions in the counting of votes, the Company believes that abstentions should be counted for purposes of determining both the presence or absence of a quorum for the transaction of business and the total number of Votes Cast with respect to a particular matter. Accordingly, abstentions will have the same effect as a vote against proposals set forth in this Proxy Statement. In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. In a 1988 Delaware case, Berlin v. Emerald Partners, the Delaware Supreme Court held that, while broker non-votes may be counted for purposes of determining the presence or absence of a quorum for the transaction of business, broker non-votes should not be counted for the purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted. Broker non-votes with respect to proposals set forth in this Proxy Statement will therefore not be considered Votes Cast and, accordingly, will not affect the determination as to whether the requisite majority of Votes Cast has been obtained with respect to a particular matter.

Costs of Solicitation of Proxies

  The costs of soliciting proxies will be borne by the Company. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and employees, without additional compensation, personally or by telephone, letter or facsimile.

Deadline for Receipt of Stockholder Proposals

  Proposals of the Company's stockholders intended to be presented at the regularly scheduled 2000 Annual Meeting of Stockholders must be received by the Company no later than December 11, 1999, and must satisfy the conditions established by the Securities and Exchange Commission for stockholder proposals to be included in the Company's proxy statement for that meeting.

                                 PROPOSAL ONE

                             ELECTION OF DIRECTORS

General

  The Company's Board of Directors (the "Board") is currently composed of seven members. The Board is divided into three classes with each director serving a three-year term and one class being elected at each year's annual meeting of stockholders. Directors M. Kenneth Oshman and Larry W. Sonsini are in the class of directors whose terms expire at the annual meeting of stockholders to be held May 11, 1999, directors Armas Clifford Markkula, Jr., Bertrand Cambou and Robert R. Maxfield are in the class of directors whose terms will expire at the 2000 annual meeting of stockholders, and directors Richard M. Moley and Arthur Rock are in the class of directors whose terms will expire at the 2001 annual meeting of stockholders. Both of the nominees are incumbent directors. Unless otherwise instructed, the holders of proxies solicited by this Proxy Statement will vote the proxies received by them for the two nominees. In the event that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxy holders will vote for a nominee designated by the present Board to fill the vacancy. The Company is not aware of any reason that any nominee will be unable or will decline to serve as a director.

Vote Required

  The two (2) nominees receiving the highest number of affirmative votes of the shares entitled to be voted shall be elected as directors of the Company. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum but have no other legal effect under Delaware law.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH NAMED NOMINEE.

  The names of the directors of the Company, including the nominees, and certain information about them, are set forth below.

               Name               Age           Principal Occupation
               ----               --- ---------------------------------------
 M. Kenneth Oshman................ 58  Chairman of the Board, President and
                                       Chief Executive Officer of the Company
 Bertrand Cambou.................. 43  Senior Vice President and General
                                       Manager of the Network and Computing
                                       System Group of Motorola, Inc.
 Armas Clifford Markkula, Jr.(1).. 57  Vice Chairman of the Board of Directors
                                       of the Company
 Robert R. Maxfield (2)........... 57  Private investor
 Richard M. Moley (2)............. 60  Director of the Company
 Arthur Rock (1).................. 72  Principal of Arthur Rock & Co.
 Larry W. Sonsini................. 58  Chairman of the Executive Committee of
                                       Wilson Sonsini Goodrich & Rosati

--------
(1) Member of the Audit Committee.
(2) Member of the Compensation Committee.

  M. Kenneth Oshman has been President and Chief Executive Officer of the Company since December 1988. Mr. Oshman, with three associates, founded ROLM Corporation ("ROLM"), a telecommunications equipment company, in 1969. He was Chief Executive Officer, President and a director at ROLM from its founding until its merger with IBM in 1984. Following the merger, he became a Vice President of IBM and a member of the Corporate Management Board. He remained in that position until he left IBM in 1986. Prior to founding ROLM, Mr. Oshman was a member of the technical staff at Sylvania Electric Products from 1963 to 1969. In addition to his responsibilities at Echelon, Mr. Oshman serves as a director of Sun Microsystems, Knight-Ridder, Inc. and CMC Industries, Inc. Mr. Oshman earned B.A. and B.S.E.E. degrees from Rice University and M.S. and Ph.D. degrees in Electrical Engineering at Stanford University.

  Bertrand F. Cambou has been a director of the Company since 1998. He has been Senior Vice President and General Manager of the Network and Consulting System Group of Motorola, Inc. since 1997. Between 1984 and 1997 he held various management positions within Motorola in Operations and Research and Development. From 1980 to 1984, he participated in the founding of Matra Harris Semiconductor. Dr. Cambou received a B.S. degree in Electrical Engineering from Supelec University, France, a Masters degree in Physics from Toulouse University and a Doctorate degree in Electronics from Paris University.

  Armas Clifford Markkula, Jr. is the founder of the Company and has served as a director since 1988. He has been Vice Chairman of the Company's Board of Directors since 1989. Mr. Markkula was Chairman of the Board of Apple Computer, Inc. from October 1993 to February 1996 and was a director from 1977 to 1997. A founder of Apple, he held a variety of positions there, including President/Chief Executive Officer and Vice President of Marketing. Prior to founding Apple, Mr. Markkula was with Intel Corporation as Marketing Manager, Fairchild Camera and Instrument Corporation as Marketing Manager in the Semiconductor Division, and Hughes Aircraft as a member of the technical staff in the company's research and development laboratory. Mr. Markkula received B.S. and M.S. degrees in Electrical Engineering from the University of Southern California.

  Robert R. Maxfield has been a director of the Company since 1989. He was a co-founder of ROLM in 1969, and served as Executive Vice President and a director until ROLM's merger with IBM in 1984. Following the merger, he continued to serve as Vice President of ROLM until 1988. Since 1988, he has been a consulting professor in the Engineering-Economic Systems Development Department at Stanford University, and was a venture partner with Kleiner, Perkins, Caufield & Byers from 1989 to 1992. Dr. Maxfield received B.A. and B.S.E.E. degrees from Rice University, and M.S. and Ph.D. degrees in Electrical Engineering from Stanford University.

  Richard M. Moley has been a director of the Company since February 1997. Mr. Moley was Senior Vice President, Wide Area Business Unit, of Cisco Systems, Inc. from July 1996 to July 1997. He served as President and Chief Executive Officer of StrataCom, Inc. from June 1986 to July 1996, when StrataCom was acquired by Cisco. Mr. Moley serves on the Board of Directors of Linear Technology, Inc., Cidco, Inc. and CMC Industries, Inc. Mr. Moley received a B.S. degree in Electrical Engineering from Manchester University, an M.S. degree in Electrical Engineering from Stanford University and an M.B.A. degree from the University of Santa Clara.

  Arthur Rock has been a director of the Company since December 1988. Mr. Rock has been Principal of Arthur Rock & Co., a venture capital firm, since 1969. He has been a director of Intel since its founding in 1968, and is presently Chairman of the Executive Committee and lead Director of the Board of Directors of Intel. He is also a director of AirTouch Communications, Inc. Mr. Rock received a B.S. degree in Political Science and Finance from Syracuse University and an M.B.A. from Harvard University.

  Larry W. Sonsini has been a director of the Company since August 1993. Mr. Sonsini serves as Chairman of the Executive Committee of the law firm of Wilson Sonsini Goodrich & Rosati, where he has practiced since 1966. Mr. Sonsini serves as a director of Lattice Semiconductor Corporation, Novell, Inc. and Pixar. Mr. Sonsini received an A.B. in Political Science and Economics and an L.L.B. degree from the University of California at Berkeley.

Board Meetings and Committees

  During the fiscal year ended December 31, 1998 ("Fiscal 1998"), the Board held nine meetings (including regularly scheduled and special meetings), and, with the exception of Bertrand Cambou, all of the incumbent directors attended 75% or more of the meetings of the Board and committees, if any, upon which such directors served. Certain matters were approved by the Board or a committee of the Board by unanimous written consent.

  The Board currently has two standing committees: an Audit Committee and a Compensation Committee. The Audit Committee is composed of Messrs. Markkula and Rock and the Compensation Committee is composed of Messrs. Maxfield and Moley. The Company has no nominating committee or committee performing similar functions.

  Audit Committee. The Audit Committee makes such examinations as are necessary to monitor the corporate financial reporting and the internal and external audits of the Company, provides to the Board the results of its examinations and recommendations derived therefrom, outlines to the Board improvements made, or to be made, in internal accounting controls, nominates independent auditors, and provides to the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters that require Board attention. The Audit Committee held two meetings during Fiscal 1998.

  Compensation Committee. The Compensation Committee reviews the Company's executive compensation policy, including equity compensation for senior executives of the Company, and makes recommendations to the Board regarding such matters. The Compensation Committee held one meeting during Fiscal 1998.

Director Compensation

  The Company does not pay any compensation to directors for serving in that capacity. Non-employee directors are eligible to participate in the 1998 Director Option Plan (the "Director Plan") which provides for the automatic grant of an option to purchase 25,000 shares of Common Stock to each non-employee director who first becomes a non-employee director after May 29, 1998, whether by appointment by the Board or election by the stockholders, provided each non-employee director has not previously been in the employ of the Company. Each non-employee director was automatically granted an option to purchase 10,000 shares on the effective date of the Company's initial public offering (which occurred on July 27, 1998) and shall be automatically be granted a 10,000 share option on the date of each annual meeting of stockholders, provided he or she is re-elected to the Board or otherwise remains on the Board on such date and provided that on such date he or she shall have served on the Board for at least the preceding six months. All options granted under the Director Plan vest in equal installments over four years. During Fiscal 1998, Messrs. Cambou, Markkula, Maxfield, Moley, Rock and Sonsini were each granted a 10,000 share option at a per share exercise price of $7.00.

                                 PROPOSAL TWO

         RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  The Board has appointed Arthur Andersen LLP as independent public accountants of the Company to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 1999, and recommends that the stockholders vote for ratification of such appointment.

  Arthur Andersen LLP has audited the Company's financial statements since 1988. A representative of Arthur Andersen LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement and is expected to be available to respond to appropriate questions.

Vote Required

  Ratification of the appointment of Arthur Andersen LLP as the Company's independent public accountants will require the affirmative vote of a majority of the outstanding shares of Common Stock represented, in person or by proxy, and entitled to vote on this proposal. Abstentions will have the same effect as a vote against this proposal. Broker non-votes will not be counted as having been represented.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF APPOINTING ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS.

           SHARE OWNERSHIP BY PRINCIPAL STOCKHOLDERS AND MANAGEMENT

  The following table sets forth the beneficial ownership of Common Stock of the Company as of March 31, 1999 for the following: (i) each person or entity who is known by the Company to own beneficially more than 5% of the outstanding shares of the Company's Common Stock; (ii) each of the Company's directors; (iii) each of the officers named in the Summary Compensation Table; and (iv) all current directors and executive officers of the Company as a group.

                                                        Shares     Percentage
                                                     Beneficially Beneficially
                        Name                          Owned (1)      Owned
                        ----                         ------------ ------------
M. Kenneth Oshman (2)...............................   5,181,841      15.7%
 Echelon Corporation
 4015 Miranda Avenue
 Palo Alto, CA 94304

Motorola, Inc.......................................   3,912,381      12.0%
Bertrand Cambou (3)
 1303 East Algonquin Road
 Schaumburg, IL 60196

Armas Clifford Markkula, Jr. (4)....................   1,577,038       4.8%
 c/o ACM Investments
 P.O. Box 620170
 Woodside, CA 94062

Beatrice Yormark (5)................................   1,018,000       3.1%

Oliver R. Stanfield (6).............................     975,000       3.0%

Arthur Rock (7).....................................     719,563       2.2%

Robert R. Maxfield (8)..............................     436,966       1.3%

Lawrence Y.H. Chan (9)..............................     235,000         *

Edwin R. Sterbenc (10)..............................     235,000         *

Richard M. Moley (11)...............................     135,589         *

Larry W. Sonsini (12)...............................      78,000         *

All current directors and executive officers as a
 group (15 persons) (13)............................  15,546,003      44.7%

--------
 * Less than 1%.

(1) The number of shares outstanding and percent of ownership is based on 32,715,560 shares of Common Stock outstanding as of March 31, 1999. Unless otherwise indicted below, the persons and entities named in the table have sole voting and sole investment power with respect to all shares of Common Stock beneficially owned, subject to community property laws where applicable. The shares of Common Stock issuable pursuant to options and warrants that are currently exercisable or exercisable within 60 days of March 31, 1999 are deemed to be outstanding and to be beneficially owned by the person holding such options for the purpose of computing the percentage ownership of such person, but are not deemed to be outstanding and to be beneficially owned for the purpose of computing the percentage ownership of any other person.

(2) Includes 4,395,700 shares of Common Stock held by M. Kenneth Oshman and Barbara S. Oshman, Trustees of the Oshman Trust dated July 10, 1979, and 436,428 shares held by O-S Ventures, of which Mr. Oshman is general partner, and excludes an aggregate of 36,000 shares held by trusts, not for the benefit of Mr. Oshman, of which Mr. Oshman serves as trustee. Includes a warrant to purchase 249,713 shares of Common Stock exercisable within 60 days of March 31, 1999. Includes an option to purchase 100,000 shares of Common Stock exercisable within 60 days of March 31, 1999, none of which are vested at March 31, 1999. The Company has the right, but not the obligation, to repurchase 562,500 shares owned by Mr. Oshman if he should discontinue his employment with the Company. This repurchase right expires on various future dates through September 17, 2000.

(3) All 3,912,381 shares are held by Motorola, Inc. Dr. Cambou, a director of the Company, is Senior Vice President and General Manager of the Networking and Computing Group of Motorola, Inc. and may be deemed to be a beneficial owner of shares held by such corporation. Dr. Cambou disclaims beneficial ownership of such shares.

(4) Includes 1,379,927 shares of Common Stock held by Armas Clifford Markkula, Jr. and Linda Kathryn Markkula, Trustees of the Restated Arlin Trust Dated December 12, 1990, and 151,928 shares held by Markkula Family Limited Partnership (the "Markkula Partnership"). Mr. and Mrs. Markkula disclaim beneficial ownership of all but 27,500 of the shares held by the Markkula Partnership. Includes a warrant to purchase 40,183 shares of Common Stock exercisable within 60 days of March 31, 1999. The Company has the right, but not the obligation, to repurchase 5,000 shares owned by Mr. Markkula if he should cease to serve on the Company's Board of Directors. This repurchase right expires on various future dates through April 23, 2002.

(5) Includes 668,000 shares held by Justin C. Walker and Beatrice Yormark, Trustees of the Walker-Yormark Family Trust Dated October 2, 1992 (the "Walker-Yormark Trust"). Includes options to purchase 350,000 shares of Common Stock exercisable within 60 days of March 31, 1999, of which 112,500 shares are vested at March 31, 1999. The Company has the right, but not the obligation, to repurchase 50,000 shares owned by the Walker-Yormark Trust if Ms. Yormark should discontinue her employment with the Company. This repurchase right expires on May 23, 1999.

(6) Includes an aggregate of 170,600 shares held in individual retirement accounts for the benefit of Mr. Stanfield and his wife. Includes options to purchase 350,000 shares of Common Stock exercisable within 60 days of March 31, 1999, of which 112,500 shares are vested at March 31, 1999. The Company has the right, but not the obligation, to repurchase 43,750 shares owned by Mr. Stanfield if he should discontinue his employment with the Company. This repurchase right expires on May 23, 1999.

(7) Includes 20,000 shares held by a trust for the benefit of Mr. Rock's wife, of which Mr. Rock serves as trustee, and as to which Mr. Rock disclaims beneficial ownership. Includes 2,000 shares held by a trust, not for the benefit of Mr. Rock, of which Mr. Rock has sole voting and dispositive power, and as to which Mr. Rock disclaims beneficial ownership. Includes a warrant to purchase 29,187 shares of Common Stock exercisable within 60 days of March 31, 1999. The Company has the right, but not the obligation, to repurchase 5,000 shares owned by Mr. Rock if he should cease to serve on the Company's Board of Directors. This repurchase right expires on various future dates through April 23, 2002.

(8) Includes a warrant to purchase 15,736 shares of Common Stock exercisable within 60 days of March 31, 1999. The Company has the right, but not the obligation, to repurchase 5,000 shares owned by Mr. Maxfield if he should cease to serve on the Company's Board of Directors. This repurchase right expires on various future dates through April 23, 2002.

(9) Includes options to purchase 135,000 shares of Common Stock exercisable within 60 days of March 31, 1999, none of which are vested at March 31, 1999. The Company has the right, but not the obligation, to repurchase 50,000 shares owned by Mr. Chan if he should discontinue his employment with the Company. This repurchase right expires on April 15, 1999.

(10) Represents options to purchase 235,000 shares of Common Stock exercisable within 60 days of March 31, 1999, of which 50,000 shares are vested at March 31, 1999.

(11) Includes a warrant to purchase 10,000 shares of Common Stock exercisable within 60 days of March 31, 1999. Includes an option to purchase 25,000 shares of Common Stock exercisable within 60 days of March 31, 1999, 6,250 of which shares are vested at March 31, 1999.

(12) Includes 56,250 shares held by investment accounts of Wilson Sonsini Goodrich & Rosati, Professional Corporation ("WSGR"). Mr. Sonsini is Chairman of the Executive Committee of WSGR and disclaims beneficial ownership of such shares except as to those shares in which he has a pecuniary interest. Includes options to purchase 15,000 shares of Common Stock exercisable within 60 days of March 31, 1999, of which 10,000 shares are vested at March 31, 1999.

(13) Includes warrants to purchase an aggregate of 344,819 shares of Common Stock exercisable within 60 days of March 31, 1999. Includes options to purchase an aggregate of 1,730,000 shares of Common Stock exercisable within 60 days of March 31, 1999, of which 434,375 shares are vested at March 31, 1999. The Company has the right, but not the obligation, to repurchase an aggregate of 815,000 shares owned by the Company's officers and directors if such officers and directors should discontinue their employment with the Company or cease to serve on the Company's Board of Directors. This repurchase right expires on various future dates through April 23, 2002.

                               OTHER INFORMATION

Compliance with Section 16(a) of the Securities Exchange Act of 1934

  Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities ("10% of Class Stockholders") to file with the Securities and Exchange Commission (the "SEC") reports of ownership on Form 3 and reports of changes in ownership on Form 4 or Form 5. Such executive officers, directors and 10% of Class Stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms that they file.

  Based solely on its review of the copies of such forms received by the Company, or written representations from certain reporting persons that no Forms 5 were required for such persons, the Company believes that, through the Record Date, its executive officers, directors and 10% of Class Stockholders complied with all applicable Section 16(a) filing requirements.

Certain Transactions

  In June and July 1995, the Company sold shares of Common Stock to the following officers of the Company at a per share purchase price of $1.10, the then fair market value of the Company's Common Stock as determined by the Company's Board of Directors: Kenneth E. Lavezzo--75,000 shares; M. Kenneth Oshman--250,000 shares; Oliver R. Stanfield--175,000 shares; Beatrice Yormark--200,000 shares. These shares are subject to a repurchase option by the Company, which repurchase option lapses at the rate of one-fourth of the shares on May 23, 1996 and each one year anniversary thereafter, subject to the continued employment with the Company of each such officer.

  In November 1996, the Company sold 1,000,000 shares of Common Stock to M. Kenneth Oshman at a per share purchase price of $1.40, the then fair market value of the Company's Common Stock as determined by the Company's Board of Directors. These shares are subject to a repurchase option by the Company, which repurchase option lapses at the rate of one-fourth of the shares on September 17, 1997 and each one year anniversary thereafter, subject to Mr. Oshman's continued employment with the Company.

  In March 1998, Peter Mehring was granted an option to purchase 200,000 shares of Common Stock pursuant to the Company's 1997 Stock Plan at a per share exercise price of $2.00. The option vests at the rate of one-fourth of the shares on March 9, 1999 and each one-year anniversary thereafter, subject to Mr. Mehring's continued employment with the Company. Mr. Mehring's stock option agreement provides that at any time in 1998, following the date of grant of the option, Mr. Mehring may exercise the option for 50,000 shares which vest on March 9, 1999; at any time in 1999 Mr. Mehring may exercise the option for 50,000 shares which vest on March 9, 2000; at any time in 2000 Mr. Mehring may exercise the option for 50,000 shares which vest on March 9, 2001; and at any time in 2001 Mr. Mehring may exercise the option for 50,000 shares which vest on March 9, 2002. In April 1998, Mr. Mehring exercised 50,000 unvested option shares and executed a promissory note in the principal amount of $100,000 payable to the Company. The note is a full recourse note and is secured by the shares, bears interest at the annual rate of 5.7% and is due in April 2003.

  In October 1998, the Company loaned $100,000 to Peter Mehring for the remodel of Mr. Mehring's principal residence. The note is a full recourse unsecured note and bears interest at the annual rate of 5.06% and is due on the earlier of (i) October 2, 2000 or (ii) thirty days following termination of Mr. Mehring's employment with the Company.

  The Company has entered into licensing agreements with Motorola, which is a principal stockholder of the Company and Motorola has had a representative on the Company's Board of Directors from time to time since 1991. Pursuant to this agreement, Motorola has the right to manufacture and distribute Neuron Chips using technology licensed from the Company and the Company is required to provide support and unspecified updates to the licensed technology. During the years ended December 31, 1997 and December 31, 1998, the Company recognized $360,000 and $282,000, respectively, in revenues from Motorola. The Motorola agreement expires in January 2001 unless renewed. Motorola has announced that it will discontinue distribution of Neuron Chips after January 31, 2001. Further, pursuant to the terms of the stock purchase agreement under which Motorola initially acquired its shares, Motorola has agreed to vote (i) all of its shares in favor of the slate of director nominees recommended by the Board of Directors, and (ii) a number of shares equal to at least that percentage of shares voted by all other stockholders for or against any given matter, as recommended by the Board of Directors (except certain matters relating to certain changes to the Company's charter, liquidations, a sale of the Company or a merger of the Company with another entity), as recommended by a majority of the Board of Directors.

  From time to time beginning April 1998, Mr. Oshman uses private air travel services for business trips for himself and for any employees accompanying him. These private air travel services are provided by certain entities controlled by Mr. Oshman or Mr. Markkula. The net cash outlay to the Company with respect to such private air travel services is no greater than comparable first class commercial air travel services. Such net outlays to date have not been material.

                            EXECUTIVE COMPENSATION

Summary Compensation Table

  The following table sets forth certain information concerning total compensation received by the Chief Executive Officer and each of the four other most highly compensated executive officers (collectively, the "Named Officers") for services rendered to the Company in all capacities during Fiscal 1998 and the fiscal year ended December 31, 1997.

                                                                Long-Term
                                                               Compensation
                                    Annual Compensation           Awards
                                ---------------------------    ------------
                                        Other Annual            Securities   All Other
   Name and Principal    Fiscal Salary  Compensation Bonus      Underlying  Compensation
        Position          Year    ($)      ($)(1)     ($)      Options (#)     ($)(2)
   ------------------    ------ ------- ------------ ------    ------------ ------------
M. Kenneth Oshman.......  1998  248,000        --    10,947      100,000       1,623
  Chairman of the Board,  1997  270,000        --        --           --       1,636
   President
   and Chief Executive
    Officer

Lawrence Y.H. Chan......  1998  210,000    44,686    20,000(3)    35,000         897
  Vice President, Asia    1997  148,750    58,273        --      200,000         683
   Pacific &
   Japan

Edwin R. Sterbenc.......  1998  210,000    22,307    20,000(3)    35,000       1,623
  Vice President,         1997  157,500    75,000        --      200,000         864
   Americas

Oliver R. Stanfield.....  1998  240,000        --    10,594       50,000       1,425
  Vice President of       1997  260,000        --        --      150,000       1,438
   Finance & Chief
   Financial Officer

Beatrice Yormark........  1998  240,000        --    10,594       50,000       1,571
  Vice President of       1997  260,000        --        --      150,000       1,584
   Marketing &
   Sales

--------
(1) Consists of sales commissions.
(2) Consists of premiums paid by the Company for life insurance coverage.
(3) Such bonus was granted outside of the Company's quarterly cash bonus plan set by the Compensation Committee of the Board at the beginning of Fiscal 1998.

Option Grants in Fiscal 1998

  The following table sets forth certain information regarding the stock options granted during Fiscal 1998 to each of the Named Officers. No stock appreciation rights were granted to the Named Officers during Fiscal 1998.

                                      Individual Grants(1)
                         -----------------------------------------------
                                                                             Potential
                                                                         Realizable Value
                                                                         at Assumed Annual
                                    % of Total                            Rates of Stock
                         Number of   Options                                   Price
                         Securities Granted to                           Appreciation for
                         Underlying Employees                             Option Term (4)
                          Options   in Fiscal  Exercise Price Expiration -----------------
          Name            Granted    Year (2)  Per Share (3)     Date       5%      10%
          ----           ---------- ---------- -------------- ---------- -------- --------
M. Kenneth Oshman.......  100,000      8.0%        $7.00       06/23/03  $193,397 $427,357
Lawrence Y.H. Chan......   35,000      2.8%         7.00       06/23/03    67,689  149,575
Edwin R. Sterbenc.......   35,000      2.8%         7.00       06/23/03    67,689  149,575
Oliver R. Stanfield.....   50,000      4.0%         7.00       06/23/03    96,699  213,679
Beatrice Yormark........   50,000      4.0%         7.00       06/23/03    96,699  213,679

--------
(1) Each option is immediately exercisable and vests according to a vesting schedule, subject to the employee's continued employment with the Company.
(2) Based on a total of 1,253,600 options granted to all employees in Fiscal 1998 (not including 392,850 shares granted to employees in June 1998 and repriced in December 1998).
(3) The exercise price per share of options granted represented the fair market value as determined by the Board of Directors on June 23, 1998, the date the options were granted.
(4) Potential gains are net of the exercise price but before taxes associated with the exercise. The 5% and 10% assumed annual rates of compounded stock appreciation based upon the deemed fair market value are mandated by the rules of the SEC and do not represent the Company's estimate or projection of the future common stock price. Actual gains, if any, on stock option exercises are dependent on the future financial performance of the Company, overall market conditions and the option holders' continued employment through the vesting period. There can be no assurance that the amounts reflected in this table will be achieved.

Aggregated Option/SAR Exercises and Fiscal Year-End Option/SAR Values

  The following table sets forth, as to the Named Officers, certain information concerning stock options exercised during Fiscal 1998 and the number of shares covered by exercisable stock options as of December 31, 1998. Also reported are values for "in-the-money" options that represent the positive spread between the respective exercise prices of outstanding options and the fair market value of the Company's Common Stock as of December 31, 1998. No stock appreciation rights to the Named Officers were outstanding during Fiscal 1998.

                                              Number of Securities
                                             Underlying Unexercised    Value of Unexercised In-
                          Shares                   Options at            the-Money Options at
                         Acquired                Fiscal Year End        Fiscal Year End (1)(2)
                            on     Value    -------------------------- -------------------------
          Name           Exercise Realized  Exercisable  Unexercisable Exercisable Unexercisable
          ----           -------- --------  -----------  ------------- ----------- -------------
M. Kenneth Oshman.......      --    $--       100,000(4)       --        $    --         --
Lawrence Y.H. Chan...... 100,000      0(3)    135,000(5)       --        197,500         --
Edwin R. Sterbenc.......      --     --       235,000(6)       --        395,000         --
Oliver R. Stanfield.....      --     --       350,000(7)       --        592,500         --
Beatrice Yormark........      --     --       350,000(7)       --        592,500         --

--------
(1) The value of underlying securities is based on the $3.375 per share closing price of the Company's Common on December 31, 1998 minus the aggregate exercise price.
(2) All options granted under the 1998 Stock Option Plan and options granted to officers of the Company under the 1997 Stock Plan may be exercised immediately upon grant and prior to full vesting, subject to the optionee's entering into a restricted stock purchase agreement with the Company with respect to unvested shares.
(3) Calculated by determining the difference between the fair market value of the securities underlying the option at the February 17, 1998 date of exercise ($1.40 per share as determined by the Board of Directors) and the exercise price of the option.
(4) Includes no vested shares and 100,000 unvested shares as of December 31, 1998.
(5) Includes no vested shares and 135,000 unvested shares as of December 31, 1998.
(6) Includes 50,000 vested shares and 185,000 unvested shares as of December 31, 1998.
(7) Includes 112,500 vested shares and 237,500 unvested shares as of December 31, 1998.

Compensation Committee Interlocks and Insider Participation

  The Company's Compensation Committee was formed in May 1996 to review and approve the compensation and benefits for the Company's key executive officers, administer the Company's stock option plans and make recommendations to the board of directors regarding such matters. The committee is currently composed of Messrs. Maxfield and Moley. No interlocking relationship exists between any member of the Company's Board of Directors or Compensation Committee and any member of the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past.

Report of the Compensation Committee of the Board of Directors

  The Compensation Committee (the "Committee") of the Board of Directors sets the compensation of the Chief Executive Officer, reviews the design and effectiveness of compensation programs for other key executives, and approves stock option grants for Company employees. The committee is composed entirely of outside directors who have never served as officers of the Company.

  The goals of the compensation committee are to align compensation with the Company's performance and objectives and to attract, retain and reward executive officers and employees whose contributions are critical to the long-term success of the Company.

  The primary components of the Company's executive compensation package are salary, bonuses and stock options. The Company sets its compensation package to be competitive with the marketplace.

 Salary

  The level of base salary for executive officers is set based upon their scope of responsibility, level of experience and individual performance. The salary range for each position is reviewed against the Radford Survey (a third party compensation survey) data for high-tech companies with similar sales volumes located in the same geographic area. Additionally, the Committee takes into account general business and economic conditions and current Company circumstances.

 Bonuses

  The Company's 1998 executive bonus plan provided the opportunity for quarterly cash bonuses based on meeting Company quarterly revenue objectives. These objectives were set at the beginning of the fiscal year.

 Stock options

  The Committee believes that the granting of stock options is an important method of rewarding and motivating Company employees by aligning employees' interests with the Company's stockholders. The Committee also recognizes that a stock incentive program is a necessary element in a competitive compensation package. The program utilizes a vesting schedule to encourage employees of the Company to continue in the employ of the Company and to encourage employees to maintain a long-term perspective. In determining the size of stock option grants, the Committee focuses primarily on the employees' current and expected future value to the Company. The Committee also considers the number of unvested options held by the employee.

 Compensation of the Chief Executive Officer

  M. Kenneth Oshman has been Chairman of the Board, President and CEO of the Company since 1988. The Committee used the same compensation policy described above for all executive officers to determine Mr. Oshman's Fiscal 1998 compensation. In setting both the cash-based and the equity-based elements of Mr. Oshman's compensation, the Committee considered competitive forces, the Company's performance and Mr. Oshman's leadership in achieving the Company's long-term goals. During the Fiscal 1998, Mr. Oshman received a base salary of $248,000 and a bonus of $10,947.

  In June 1998, the Committee, in consultation with the Board of Directors, granted Mr. Oshman an option to purchase 100,000 shares of Company stock at an exercise price of $7.00, the then current fair market value set by the Board of Directors. Twenty five percent of the option vests on June 18, 1999. The option vests at a rate of 1/48 per month thereafter until fully vested on June 18, 2002.

  On December 14, 1998, Mr. Oshman requested that his total compensation for the fiscal year ending December 31, 1999 be set at $1.00.

                                          Compensation Committee

                                          Robert R. Maxfield
                                          Richard M. Moley

Company Stock Price Performance Graph

  The graph below compares the cumulative total stockholder return on the Company's Common Stock with the total return on the S&P 500 Index and the S&P Technology 500 (comprised of those companies in the technology sector of the S&P 500 Index). The graph assumes that $100 was invested on July 27, 1998 (the effective date of the Company's initial public offering) in the Company's Common Stock and in the S&P 500 Index and the S&P Technology 500, including reinvestment of dividends. Historic stock price performance is not necessarily indicative of future stock price performance.





                               INDEXED RETURNS
                                 Years Ending
                        PERFORMANCE GRAPH APPEARS HERE

Company/Index      27 Jul 98   Jul 98   Aug 98  Sep 98  Oct 98  Nov 98  Dec 98
-------------      ---------   ------   ------  ------  ------  ------  -------
ECHELON CORP       100         94.64    71.43   28.57   37.50    52.69    55.36
S&P 500 INDEX      100         97.68    83.56   88.91   96.14   101.97   107.85
TECHNOLOGY-500     100         98.18    82.34   93.08   99.17   109.62   124.87

                                 OTHER MATTERS

  The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board may recommend.

  It is important that your shares be represented at the meeting, regardless of the number of shares which you hold. You are therefore urged to execute and return, at your earliest convenience, the accompanying proxy card in the envelope which has been enclosed.

                                          THE BOARD OF DIRECTORS

Palo Alto, California
April 9, 1999

PROXY

                              ECHELON CORPORATION

                      1999 Annual Meeting of Stockholders

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned stockholder of Echelon Corporation, a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 9, 1999 and hereby appoints
M. Kenneth Oshman and Oliver R. Stanfield, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 1999 Annual Meeting of Stockholders of Echelon Corporation to be held on Tuesday, May 11, 1999, at 10:00 a.m. local time, at the Company's offices located at 4009 Miranda Avenue, Palo Alto, California 94304 and at any adjournment(s) thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side, and, in their discretion, upon such other matter or matters which may properly come before the meeting and any adjournment(s) thereof.

        THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE ELECTION OF THE SPECIFIED NOMINEES AS DIRECTORS, "FOR" EACH PROPOSAL LISTED, AND AS SAID PROXY DEEMS ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

                 CONTINUED AND TO BE SIGNED ON THE OTHER SIDE



________________________________________________________________________________

                             FOLD AND DETACH HERE

                                                                                                      check box       [_X_]
                                                                                                      as indicated

                               for  withheld  exception                                                 for    against   abstain
ELECTION OF DIRECTORS:                                      2: PROPOSAL TO RATIFY THE APPOINTMENT OF
Nominees: M. Kenneth Oshman,   [_]    [_]        [_]           ARTHUR ANDERSEN LLP AS INDEPENDENT       [_]      [_]       [_]
Larry W. Sonsini                                               PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR
                                                               ENDING DECEMBER 31, 1999:
---------------------------------------
For both nominees except as noted above
                                                            In their discretion, upon such other matter or matters which may properly come before the meeting and any adjournment(s) thereof.

                                                            THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO CONTRARY DIRECTION IS
                                                            INDICATED, WILL BE VOTED "FOR" THE ELECTION OF THE SPECIFIED NOMINEES
                                                            AS DIRECTORS, "FOR" EACH PROPOSAL LISTED, AND AS SAID PROXY DEEMS
                                                            ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.





Signature(s)_______________________________________________________________________________________    Dated_______________________
This Proxy should be marked, dated, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.

____________________________________________________________________________________________________________________________________
                                                       FOLD AND DETACH HERE